Exhibit 99.1

Exactus, Inc. Announces the Appointment of Dr. James Erickson as Chief Business Officer

Richmond, VA, December 1, 2016 -- Exactus, Inc. (OTC- EXDI), a life science company that is developing and commercializing ultra-fast, handheld, point-of-care (POC) diagnostic tools powering informed patient management, announced today the appointment of James R. Erickson, Ph.D. as Chief Business Officer. Dr. Erickson will report to Philip J. Young, President and CEO of Exactus.

James started his career as a post-doc at Onyx Pharmaceuticals and has since worked primarily in business development roles for diagnostic and biopharmaceutical companies including AGY Therapeutics, Entelos and Titan Pharmaceuticals. In 2005 Dr. Erickson founded BayPoint Biosystems, a proteomic company focused on commercializing diagnostics/research tools-oriented technology from the M.D. Anderson Cancer Center. From 2005-2013, BayPoint established biomarker discovery and companion diagnostic development alliances with 12 pharmaceutical, biotechnology and life science companies. Immediately prior to joining Exactus, James worked as Senior Transaction Advisor at Ferghana Partners, a healthcare investment bank focusing on financings, M&A and corporate partnering in the diagnostic and therapeutic sectors.

“We are fortunate to have an executive with such a broad background in developing novel diagnostic platforms”, said Mr. Young, “James’ experience in both the technical as well as the transactional aspects of bringing diagnostic to fruition will be an important addition to our management team. We are excited to have James on board as the Company advances towards commercialization of the FibriLyzer™ platform.”

About Exactus, Inc.
Exactus is a publicly traded life science company based in Richmond, Virginia that is developing and commercializing point-of-care (POC) diagnostics for measuring proteolytic enzymes in the blood. We anticipate our lead product, the FibriLyzer™, will provide a simple and affordable means to assess the fibrinolytic status of patients in a broad range of applications and that the use of the FibriLyzer™ could provide the basis for improved management of patients who are at-risk of hemorrhage, speeding treatment decisions and potentially improving patient outcomes and saving money.
Our second product candidate, the MatriLyzer™, may be used to detect the recurrence of cancer, and can be used as an at-home monitoring device or during routine office visits.  The appearance of elevated levels of collagenase, the enzyme that degrades collagen, have been proven to be an early hallmark of cancer.  The MatriLyzer™ can communicate directly with the attending oncologist via a smart phone application to ensure that (i) the tests are being used properly and (ii) when collagenase levels are elevated signaling the need for the patient to have a more thorough examination.   For more information about Exactus, please visit our website at: www.exactusdx.com

Forward-looking statements
This press release and any statements of representatives and partners of Exactus, Inc. (the "Company") related thereto contain, or may contain, among other things, certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company's plans, objectives, projections, expectations and intentions and other statements identified by words such as "projects," "may," "will," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "potential" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. Actual results (including, without limitation, the actual timing for, or actual results of, the Company’s clinical trial described herein or the FDA’s review of such results) may differ significantly from those set forth or implied in the forward-looking statements. These forward-looking statements involve numerous risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
For more information:
Company Contacts:
Philip J. Young, President and CEO
pyoung@exactusinc.com
Corporate Communications Contact:
Tim Ryan, EVP
tryan@exactusinc.com
212.242.7777
Investor Relations Contact:
Robert Haag
Irth Communications
robert@irthcommunications.com